UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

EXXON MOBIL CORPORATION

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ENERGYFACTOR EUROPE BY EXXONMOBIL Exxchange Would you like this newsletter in another language? Visit energyfactor.eu and subscribe to the language of your choice from the language homepage.

Dear Subscriber, Welcome to Exxchange – the Energy Factor Europe Newsletter. Scroll down for the latest news on how ExxonMobil is addressing the dual challenge of meeting the world’s growing energy needs while reducing environmental impacts, including the risks of climate change – as well as helping local communities, researching innovative technologies, and providing products to improve the quality of life of people around the world. Check out these new stories: EXXONMOBIL LOW CARBON SOLUTIONS ExxonMobil has launched a new business to commercialize its extensive low-carbon technology portfolio. The new business, ExxonMobil Low Carbon Solutions, will initially focus on carbon capture and storage (CCS), one of the critical technologies required to achieve net zero emissions and the climate goals outlined in the Paris Agreement... read more

EXXONMOBIL AND PORSCHE TEST LOWER-CARBON FUEL IN RACE CONDITIONS ExxonMobil and Porsche are testing advanced biofuels and renewable, lower-carbon eFuels, as part of a new agreement to find pathways toward potential future consumer adoption... read more

EXXONMOBIL STEPS UP ADVANCED RECYCLING TO HELP ADDRESS PLASTIC WASTE By Karen McKee, President of ExxonMobil Chemical Company. To help reduce the impact of plastic waste on the environment, society will need to recycle a greater share of the products that it uses instead of permanently discarding them. ExxonMobil is pursuing three new advanced recycling initiatives in the U.S. and Europe that set in motion opportunities to capture value from plastic waste at scale... read more

ENERGYFACTOR EUROPE By exxonMobil Important Additional Information Regarding Proxy Solicitation Exxon Mobil Corporation (“ExxonMobil”) has filed a definitive proxy statement and form of associated BLUE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for ExxonMobil’s 2021 Annual Meeting (the “Proxy Statement”). ExxonMobil, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting. Information regarding the names of ExxonMobil’s directors and executive officers and their respective interests in ExxonMobil by security holdings or otherwise is set forth in the Proxy Statement. To the extent holdings of such participants in ExxonMobil’s securities are not reported, or have changed since the amounts described, in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of ExxonMobil’s Board of Directors for election at the 2021 Annual Meeting are included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING BLUE PROXY CARD, BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors and shareholders can obtain a copy of the Proxy Statement and other relevant documents filed by ExxonMobil free of charge from the SEC’s website, www.sec.gov. ExxonMobil’s shareholders can also obtain, without charge, a copy of the Proxy Statement and other relevant filed documents by directing a request by mail to ExxonMobil Shareholder Services at 5959 Las Colinas Boulevard, Irving, Texas, 75039-2298 or at shareholderrelations@exxonmobil.com or from the investor relations section of ExxonMobil’s website,www.exxonmobil.com/investor. Copyright © 2021 ExxonMobil, All rights reserved. This email was sent by: ExxonMobil Corporation ExxonMobil House, Ermyn Way, Leatherhead KT22 8UX Want to change how you receive these emails? You can update your preferences or unsubscribe from this list. Our privacy policy. This email was sent to <<Email Address>> why did I get this? unsubscribe from this list update subscription preferences ExxonMobil · Ermyn House, Ermyn Way · Leatherhead, Surrey KT22 8UX · United Kingdom